As filed with the Securities and Exchange Commission on August 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLEETCOR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	72-1074903
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5445 Triangle Parkway, Suite 400

Norcross, Georgia 30092

(Address of Principal Executive Offices) (Zip Code)

FleetCor Technologies, Inc. 2010 Equity Compensation Plan

(Full Title of the Plan)

Sean Bowen

Senior Vice President and General Counsel

5445 Triangle Parkway, Suite 400

Norcross, Georgia 30092

(770) 449-0479

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Alan J. Prince

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

(404) 572-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	6,500,000	$91.63(2)	$595,595,000	$81,239.16

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares of the Registrant’s common stock as may become issuable under the 2010 Equity Compensation Plan as the result of any future stock splits, stock dividends or similar adjustment of the Registrant’s common stock.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $91.63 per share represents the average of the high and low prices reported for the Registrant’s common stock on the New York Stock Exchange on August 1, 2013.

EXPLANATORY NOTE

FleetCor Technologies, Inc. (the “Registrant”) filed a registration statement on Form S-8 on December 20, 2010 (File No. 333-171289) (the “Prior Registration Statement”) to register under the Securities Act shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the FleetCor Technologies, Inc. 2010 Equity Compensation Plan (the “Plan”). The Registrant is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register an additional 6,500,000 shares of Common Stock to be issued pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Prior Registration Statement are incorporated by reference into this Registration Statement. In addition, the following documents that the Registrant has previously filed with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

(c) The Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 24, 2013;

(b) The Registrant’s Current Reports on Form 8-K filed on February 5, 2013, March 12, 2013, March 26, 2013, June 5, 2013, July 3, 2013 and July 29, 2013; and

(c) The description of the Registrant’s common stock, $0.001 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed on December 10, 2010.

All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

4.1	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-166092), filed on June 29, 2010).

4.2	Amended and Restated Certificate of Incorporation of FleetCor Technologies, Inc. (incorporated by reference to Exhibit No. 3.1 to the Registrant’s Annual Report on Form 10-K, filed on March 25, 2011).

4.3	Amended and Restated Bylaws of FleetCor Technologies, Inc. (incorporated by reference to Exhibit No. 3.2 to the Registrant’s Annual Report on Form 10-K, filed on March 25, 2011).

5.1	Opinion of King & Spalding LLP.

23.1	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included in signature pages).

99.1	FleetCor Technologies, Inc. 2010 Equity Compensation Plan, as amended and restated effective May 30, 2013 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 24, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on August 8, 2013.

FLEETCOR TECHNOLOGIES, INC.

By:	/s/ Ronald F. Clarke
Ronald F. Clarke President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald F. Clarke and Eric R. Dey, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ Ronald F. Clarke Ronald F. Clarke	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Eric R. Dey Eric R. Dey	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew B. Balson Andrew B. Balson	Director

/s/ Michael Buckman Michael Buckman	Director

/s/ Bruce R. Evans Bruce R. Evans	Director

/s/ Mark A. Johnson Mark A. Johnson	Director

/s/ Richard Macchia Richard Macchia	Director

/s/ Jeffrey S. Sloan Jeffrey S. Sloan	Director

/s/ Steven T. Stull Steven T. Stull	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-166092), filed on June 29, 2010).

4.2	Amended and Restated Certificate of Incorporation of FleetCor Technologies, Inc. (incorporated by reference to Exhibit No. 3.1 to the Registrant’s Annual Report on Form 10-K, filed on March 25, 2011).

4.3	Amended and Restated Bylaws of FleetCor Technologies, Inc. (incorporated by reference to Exhibit No. 3.2 to the Registrant’s Annual Report on Form 10-K, filed on March 25, 2011).

5.1	Opinion of King & Spalding LLP.

23.1	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included in signature pages).

99.1	FleetCor Technologies, Inc. 2010 Equity Compensation Plan, as amended and restated effective May 30, 2013 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 24, 2013).